Exhibit 99.1
Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Heather Carter, (704) 733-3822
investor.lpl.com/contactus.cfm
LPL Financial Announces First Quarter 2016 Results
Financial Results

•	Net income of $50 million, or $0.56 per share

•	Pre-tax income of $85 million
Financial Metrics

•	EBITDA of $137 million

•	Gross Profit of $356 million

•	Core G&A of $175 million
Operating Metrics

•	End of period total brokerage and advisory assets of $479 billion

•	Net new advisory assets of $2.0 billion

•	End of period cash sweep balances of $30.4 billion
Capital Management

•	Credit Agreement EBITDA of $144 million for the quarter, $518 million on a trailing twelve month basis

•	Credit Agreement Net Leverage of 3.7x and Credit Agreement Net Debt of $1.9 billion

•	Cash available for corporate use of $527 million

•	Share repurchases of $25 million in January, as previously disclosed, with no additional repurchases during the quarter

•	Dividends of $22 million paid on March 14, 2016
BOSTON - April 28, 2016 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the "Company") today announced results for its first quarter ended March 31, 2016, reporting net income of $50 million, or $0.56 per share. This compares with $27 million, or $0.28 per share, in the prior quarter and $51 million, or $0.52 per share, in the first quarter of 2015.
“We are pleased that our diverse gross profit streams and tight expense management delivered strong financial results despite the extremely volatile environment in the first quarter,” said Mark Casady, chairman and chief executive officer. “It was a good start to the year.”
Casady continued, “After preparing over the past year, we now have the final Department of Labor rule in hand. We need to carefully review the rule as we finalize our plans, but we are now working to implement the rule for our advisors, their clients, and our company. We are looking forward to introducing new services designed to support advisors through the DOL transition and as they continue to grow their practices.”
“This quarter demonstrated the resilience of our business model” said Matt Audette, chief financial officer. “Our gross profit grew as volatility drove increases in cash sweep balances and transactions, offsetting declines in areas more tied to equity market levels. Increased gross profit combined with prudent expense management helped drive earnings per share double our prior quarter result.”
Audette continued, “Looking ahead, we plan to continue to be disciplined in managing our expenses and focused on keeping our balance sheet strong. We believe this approach is appropriate given the recent volatility in the markets and as we assess the impact of the final DOL rule.”

First Quarter 2016 Financial and Business Highlights
Market Drivers

•	S&P 500 index ended the quarter at 2,060, up 0.8% sequentially. The intra-quarter low was 1,829 and the volatility in the market produced an average of 1,951, down 5% from the fourth quarter average.

•	Federal Funds Daily Effective Rate ("FFER") averaged 36 bps during the quarter, up 20 bps sequentially.
Assets and Advisors

•	Brokerage and advisory assets were $479 billion, up 0.7% sequentially.

•	Net new advisory assets were $2.0 billion, translating to a 4% annualized growth rate.

•	Cash sweep balances were $30.4 billion, up 5% sequentially.

•	Advisor headcount was 14,093, up 39 from the prior quarter. Production retention rate was 97%.
Gross Profit

•	Commissions were $437 million, down 6% from the prior quarter. The decrease was driven by lower sales as well as and trailing commissions which declined due to lower average asset levels.

•	Advisory fees were $319 million, down 1% from the prior quarter. This was driven by lower billable asset levels.

•
Asset-based revenues were $136 million, up 10% sequentially. Sponsor revenues were down 1% due to lower average billable assets. Cash sweep revenue increased 59% from higher average FFER and higher average cash balances.

•	Transaction and fee revenues were $103 million, up 6% sequentially, primarily driven by increased advisory transaction volume.

•	Total payout ratio was 84.1%, down 2.9% sequentially. This was primarily driven by the seasonal decline in production-based bonuses which reset in Q1 of each year.
Expenses

•
Core G&A expenses were $175 million, down $4 million sequentially. This was primarily driven by lower severance, seasonal expenses, and non-recurring items, partially offset by an increase in employee performance-based compensation, which was reduced in the prior quarter.

•
Promotional expenses were $36 million, up $1 million sequentially. Conference expenses increased approximately $4 million sequentially, but were mostly offset by seasonally lower marketing and transition assistance.

•
Regulatory expenses, which include the cost of restitution and remediation of previously settled regulatory matters, were $1 million, down $7 million sequentially. The decrease was primarily driven by lower activity.

•	Depreciation and amortization expenses were $19 million, down $4 million sequentially as the prior quarter included non-recurring items primarily related to real estate consolidation.

•	Interest expense was $24 million, up $5 million sequentially. Q4 had one month of increased expense following the November debt transaction while Q1 had a full quarter.
Capital Management

•	Credit Agreement EBITDA was $144 million for the quarter, up $32 million sequentially. Credit Agreement EBITDA was $518 million for the trailing 12 months, up $8 million from the prior quarter.

•	Credit Agreement Net Debt was $1.9 billion, calculated as $2.2 billion of total debt less $300 million of cash available for corporate use.

•
Credit Agreement Net Leverage was 3.7x, a decline of 0.1x from the prior quarter. Cash available for corporate use was $527 million as of quarter-end. After applying $300 million to Credit Agreement Net Debt, this left an additional $227 million of cash, which if applied to the debt, would further reduce Credit Agreement Net Leverage to 3.3x.

•	Share repurchases in January totaled $25 million, representing approximately 635 thousand shares with an average price of $39.41. There were no additional share repurchases during the quarter.

•	Dividends were $22 million, paid on March 14, 2016.

•
Capital expenditures were $20 million, down $1 million sequentially. The majority of capital expenditures were for technology and the construction of the Company's new campus in Fort Mill, South Carolina.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, April 28, 2016. The conference call can be accessed by dialing either 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 83848739.
The conference call will also be webcast simultaneously on the Investor Relations section of the Company's website (www.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available shortly after the call and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 83848739. The telephonic replay will be available until 11:59 p.m. EST on May 5, 2016.
About LPL Financial
LPL Financial, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and served $479 billion in advisory and brokerage assets as of March 31, 2016. LPL is one of the fastest growing RIA custodians and is the nation's largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2015). The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 independent financial advisors and over 700 banks and credit unions, enabling them to help their clients turn life's aspirations into financial realities. Advisors associated with LPL also service an estimated 45,000 retirement plans with an estimated $121 billion in retirement plan assets, as of March 31, 2016. LPL also supports more than 4,200 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,400 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Gross Profit is calculated as net revenues less production expenses. Production expenses consist of the following expense categories from the Company’s consolidated statements of income: (i) commission and advisory and (ii) brokerage, clearing, and exchange. All other expense categories, including depreciation and amortization, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in the Company’s credit agreement ("Credit Agreement") as EBITDA (net income plus interest expense, income tax expense, depreciation, and amortization), further adjusted to exclude certain non-cash charges and other adjustments. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, business strategies and plans, including statements relating to the Company’s execution of its expense and capital plans, future expense growth, new services and plans related to the U.S. Department of Labor's final rule ("DOL Rule"), as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of April 28, 2016. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new advisory assets and the related impact on fee revenue; effects of competition in the financial services industry; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; changes in the growth and profitability of the Company's fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including the DOL Rule and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; execution of the Company's capital management plans, including its compliance with the terms of its existing credit agreement; the price, the availability of shares, and trading volumes of the Company's common stock, which will affect the timing and size of future share repurchases by the Company; changes made to the Company’s offerings and services in response to the current, pending and future legislation, regulation and regulatory actions, including the DOL Rule, and the effect that such changes may have on the Company’s gross profit streams; execution of the Company's plans and its success in realizing the expense savings and service improvements and efficiencies expected to result from its initiatives and programs, particularly its expense plans and technological initiatives; the Company's success in negotiating and developing commercial arrangements with third-party services providers; the performance of third-party service providers on which the Company relies; the Company's ability to control operating risks, information technology systems risks, cybersecurity risks, and sourcing risks; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2015 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015	% Change
REVENUES
Commission	$436,727	$523,399	(17)%
Advisory	319,432	342,112	(7)%
Asset-based	136,251	120,632	13%
Transaction and fee	102,690	101,695	1%
Other	10,205	21,464	(52)%
Total net revenues	1,005,305	1,109,302	(9)%
EXPENSES
Production	649,600	753,988	(14)%
Compensation and benefits	114,055	112,280	2%
General and administrative	104,673	114,354	(8)%
Depreciation and amortization	18,962	16,429	15%
Amortization of intangible assets	9,525	9,637	(1)%
Restructuring charges	—	3,924	nm
Total operating expenses	896,815	1,010,612	(11)%
Non-operating interest expense	23,890	14,015	70%
INCOME BEFORE PROVISION FOR INCOME TAXES	84,600	84,675	—%
PROVISION FOR INCOME TAXES	34,208	33,997	1%
NET INCOME	$50,392	$50,678	(1)%
Earnings per share, basic	$0.57	$0.52	10%
Earnings per share, diluted	$0.56	$0.52	8%
Weighted-average shares outstanding, basic	88,964	96,551	(8)%
Weighted-average shares outstanding, diluted	89,621	98,227	(9)%

LPL Financial Holdings Inc.
Consolidated Statements of Operations Trend
(Dollars in thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2016	Q4 2015	Q3 2015
REVENUES
Commission	$436,727	$463,486	$480,271
Advisory	319,432	324,241	341,217
Asset-based	136,251	124,062	123,921
Transaction and fee	102,690	96,849	105,593
Other	10,205	11,708	3,743
Total net revenues	1,005,305	1,020,346	1,054,745
EXPENSES
Production	649,600	697,963	714,988
Compensation and benefits	114,055	104,938	110,494
General and administrative	104,673	121,339	117,246
Depreciation and amortization	18,962	22,526	17,232
Amortization of intangible assets	9,525	9,532	9,534
Restructuring charges	—	480	3,071
Total operating expenses	896,815	956,778	972,565
Non-operating interest expense	23,890	18,465	13,493
INCOME BEFORE PROVISION FOR INCOME TAXES	84,600	45,103	68,687
PROVISION FOR INCOME TAXES	34,208	18,291	27,635
NET INCOME	$50,392	$26,812	$41,052
Earnings per share, basic	$0.57	$0.29	$0.43
Earnings per share, diluted	$0.56	$0.28	$0.43
Weighted-average shares outstanding, basic	88,964	93,878	94,972
Weighted-average shares outstanding, diluted	89,621	95,340	96,472

LPL Financial Holdings Inc.
Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$775,368	$724,529
Cash and securities segregated under federal and other regulations	686,457	671,339
Restricted cash	30,966	27,839
Receivables from:
Clients, net of allowance of $1,609 at March 31, 2016 and $1,464 at December 31, 2015	294,838	339,089
Product sponsors, broker-dealers, and clearing organizations	168,040	161,224
Advisor loans, net allowance of $697 at March 31, 2016 and $697 December 31, 2015	153,701	148,978
Others, net of allowance of $10,600 at March 31, 2016 and $9,856 at December 31, 2015	182,249	180,161
Securities owned:
Trading — at fair value	12,358	11,995
Held-to-maturity	7,847	9,847
Securities borrowed	7,465	6,001
Fixed assets, net of accumulated depreciation and amortization of $346,871 at March 31, 2016 and $328,880 at December 31, 2015	288,955	275,419
Goodwill	1,365,838	1,365,838
Intangible assets, net of accumulated amortization of $352,263 at March 31, 2016 and $342,740 at December 31, 2015	382,507	392,031
Other assets	215,783	206,771
Total assets	$4,572,372	$4,521,061
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$182,460	$189,083
Payables to clients	789,543	747,421
Payables to broker-dealers and clearing organizations	38,411	48,032
Accrued commission and advisory expenses payable	117,041	129,512
Accounts payable and accrued liabilities	312,808	332,492
Income taxes payable	35,978	8,680
Unearned revenue	76,726	65,480
Securities sold, but not yet purchased — at fair value	279	268
Senior secured credit facilities, net of unamortized debt issuance cost of $25,575 at March 31, 2016 and $26,797 at December 31, 2015	2,185,043	2,188,240
Leasehold financing obligation	74,761	59,940
Deferred income taxes, net	36,263	36,303
Total liabilities	3,849,313	3,805,451
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 119,691,739 shares and 119,572,352 shares issued at March 31, 2016 and December 31, 2015, respectively	120	119
Additional paid-in capital	1,422,794	1,418,298
Treasury stock, at cost — 30,682,767 shares and 30,048,027 shares at March 31, 2016 and December 31, 2015, respectively	(1,196,978)	(1,172,490)
Accumulated other comprehensive income	603	553
Retained earnings	496,520	469,130
Total stockholders’ equity	723,059	715,610
Total liabilities and stockholders’ equity	$4,572,372	$4,521,061

LPL Financial Holdings Inc.
Management's Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 8-15 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Condensed Consolidated Statement of Operations, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2016	Q4 2015	% Change	Q1 2015	% Change
Revenues
Commission	$436,727	$463,486	(6)%	$523,399	(17)%
Advisory	319,432	324,241	(1)%	342,112	(7)%
GDC(2)	756,159	787,727	(4)%	865,511	(13)%
Cash sweep revenue(3)	43,401	27,217	59%	21,522	102%
Other asset-based(4)	92,850	96,845	(4)%	99,110	(6)%
Transaction and fee	102,690	96,849	6%	101,695	1%
Other(5)	10,205	11,708	(13)%	21,464	(52)%
Total net revenues	1,005,305	1,020,346	(1)%	1,109,302	(9)%
Production expense	649,600	697,963	(7)%	753,988	(14)%
Gross profit(6)	355,705	322,383	10%	355,314	—%
Expense
Core G&A(7)	175,433	179,490	(2)%	173,077	1%
Regulatory charges(8)	1,183	7,835	(85)%	10,964	(89)%
Promotional(9)	35,684	34,782	3%	35,692	—%
Employee share-based compensation(10)	6,428	4,083	57%	6,158	4%
Other historical adjustments(11)	—	567	nm	4,667	nm
Total G&A	218,728	226,757	(4)%	230,558	(5)%
EBITDA	136,977	95,626	43%	124,756	10%
Depreciation and amortization	18,962	22,526	(16)%	16,429	15%
Amortization of intangible assets	9,525	9,532	—%	9,637	(1)%
Non-operating interest expense	23,890	18,465	29%	14,015	70%
INCOME BEFORE PROVISION FOR INCOME TAXES	84,600	45,103	88%	84,675	—%
PROVISION FOR INCOME TAXES	34,208	18,291	87%	33,997	1%
NET INCOME	$50,392	$26,812	88%	$50,678	(1)%
Earnings per share, diluted	$0.56	$0.28	100%	$0.52	8%
Weighted-average shares outstanding, diluted	89,621	95,340	(6)%	98,227	(9)%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 8-15 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Condensed Consolidated Statement of Operations, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2016	Q4 2015	Q3 2015
Revenues
Commission	$436,727	$463,486	$480,271
Advisory	319,432	324,241	341,217
GDC(2)	756,159	787,727	821,488
Cash sweep revenue(3)	43,401	27,217	24,024
Other asset-based(4)	92,850	96,845	99,897
Transaction and fee	102,690	96,849	105,593
Other(5)	10,205	11,708	3,743
Total net revenues	1,005,305	1,020,346	1,054,745
Production expense	649,600	697,963	714,988
Gross profit(6)	355,705	322,383	339,757
Expense
Core G&A(7)	175,433	179,490	171,067
Regulatory charges(8)	1,183	7,835	8,290
Promotional(9)	35,684	34,782	42,040
Employee share-based compensation(10)	6,428	4,083	6,250
Other historical adjustments(11)	—	567	3,164
Total G&A	218,728	226,757	230,811
EBITDA	136,977	95,626	108,946
Depreciation and amortization	18,962	22,526	17,232
Amortization of intangible assets	9,525	9,532	9,534
Non-operating interest expense	23,890	18,465	13,493
INCOME BEFORE PROVISION FOR INCOME TAXES	84,600	45,103	68,687
PROVISION FOR INCOME TAXES	34,208	18,291	27,635
NET INCOME	$50,392	$26,812	$41,052
Earnings per share, diluted	$0.56	$0.28	$0.43
Weighted-average shares outstanding, diluted	89,621	95,340	96,472

LPL Financial Holdings Inc.
Monthly Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

(End of Period $ in billions, unless noted)	March 2016	February 2016	Feb to Mar % Change	January 2016	December 2015
Assets Served
Brokerage Assets(12)	$289.2	$279.2	3.6%	$278.3	$288.4
Advisory Assets(13)	189.5	180.5	5.0%	180.4	187.2
Total Brokerage and Advisory Assets(14)	$478.7	$459.7	4.1%	$458.7	$475.6

Insured Cash Account Assets(15)	$21.6	$22.1	(2.3)%	$21.9	$20.9
Money Market Account Cash Assets(16)	8.8	9.1	(3.3)%	9.1	8.1
Total Client Cash Sweep Assets(17)	$30.4	$31.2	(2.6)%	$31.0	$29.0

Market Indices
S&P 500 Index (end of period)	2,060	1,932	6.6%	1,940	2,044
Fed Funds Effective Rate (average bps)	36	38	nm	35	24

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2016	Q4 2015	% Change	Q1 2015	% Change
Market Drivers
S&P 500 Index (end of period)	2,060	2,044	1%	2,068	—%
Russell 2000 Index (end of period)	1,114	1,136	(2)%	1,253	(11)%
Fed Funds Daily Effective Rate (FFER) (average bps)	36	16	20bps	11	25bps

Assets (dollars in billions)
Brokerage Assets(12)	$289.2	$288.4	—%	$301.7	(4)%
Advisory Assets(13)	189.5	187.2	1%	183.7	3%
Total Advisory and Brokerage Assets(14)	$478.7	$475.6	1%	$485.4	(1)%
Advisory % of Total Assets	39.6%	39.4%	20bps	37.8%	180bps

Net New Advisory Assets(18)	$2.0	$3.1	n/m	$5.2	n/m
Annualized Growth(19)	4%	7%	n/m	11%	n/m

Total Hybrid Platform Assets(20)	$125.3	$118.7	6%	$104.8	20%
Corporate Assets(21)	353.4	356.9	(1)%	380.6	(7)%
Total Brokerage and Advisory Assets(14)	$478.7	$475.6	1%	$485.4	(1)%

Brokerage Assets Associated with Hybrid RIAs(20)	$55.5	$52.9	5%	$48.1	15%
Hybrid Platform Advisory Assets(20)	69.8	65.8	6%	56.7	23%
Total Hybrid Platform Assets(20)	$125.3	$118.7	6%	$104.8	20%
Hybrid % of Total Assets	26.2%	25.0%	120bps	21.6%	460bps

Brokerage Retirement Assets(22)	$142.6	$142.6	—%	$149.2	(4%)
Advisory Retirement Assets(22)	102.2	100.7	1%	97.9	4%
Total Brokerage and Advisory Retirement Assets(22)	$244.8	$243.3	1%	$247.1	(1%)
Retirement % of Total Assets	51.1%	51.2%	(10bps)	50.9%	20bps

Insured Cash Account Assets(15)	$21.6	$20.9	3%	$17.7	22%
Money Market Account Cash Assets(16)	8.8	8.1	9%	6.9	28%
Total Cash Sweep Assets(17)	$30.4	$29.0	5%	$24.6	24%
Cash Sweep % of Total Assets	6.4%	6.1%	30bps	5.1%	130bps

Insured Cash Account Fee - bps(23)	69	50	19	45	24
Money Market Account Fee - bps(23)	29	13	16	8	21
Total Cash Sweep Fee - bps(23)	57	39	18	35	22

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2016	Q4 2015	% Change	Q1 2015	% Change
Commission Revenue by Product
Variable annuities	$171,686	$189,255	(9%)	$192,351	(11%)
Mutual funds	133,733	137,392	(3%)	151,153	(12%)
Alternative investments	7,803	16,299	(52%)	58,692	(87%)
Fixed annuities	52,066	44,359	17%	35,107	48%
Equities	20,619	21,822	(6%)	27,334	(25%)
Fixed income	20,667	21,104	(2%)	23,988	(14%)
Insurance	18,234	20,290	(10%)	21,689	(16%)
Group annuities	11,757	12,730	(8%)	12,992	(10%)
Other	162	235	(31%)	93	74%
Total commission revenue	$436,727	$463,486	(6%)	$523,399	(17%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based	$214,814	$229,303	(6%)	$283,467	(24%)
Trailing	221,913	234,183	(5%)	239,932	(8%)
Total commission revenue	$436,727	$463,486	(6%)	$523,399	(17%)

Payout Rate
Base Payout Rate(24)	82.51%	82.80%	(29bps)	83.45%	(94bps)
Production Based Bonuses	1.70%	3.46%	(176bps)	1.80%	(10bps)
GDC Sensitive Payout	84.21%	86.26%	(205bps)	85.25%	(104bps)
Non-GDC Sensitive Payout (25)	(0.10)%	0.72%	(82bps)	0.39%	(49bps)
Total Payout Ratio	84.11%	86.98%	(287bps)	85.64%	(153bps)
Production Based Bonuses Ratio (Trailing Twelve Months)	2.7%	2.7%	—	2.8%	(10bps)

LPL Financial Holdings Inc.
Capital Management Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2016		Q4 2015
Credit Agreement EBITDA(26)
Net income	$50,392		$26,812
Non-operating interest expense	23,890		18,465
Provision for income taxes	34,208		18,291
Depreciation and amortization	18,962		22,526
Amortization of intangible assets	9,525		9,532
EBITDA	136,977		95,626
Credit Agreement Adjustments:
Employee share-based compensation expense(10)	6,428		4,083
Advisor share-based compensation expense(27)	(1,408)		2,553
Other(28)	1,824		9,684
Credit Agreement EBITDA(29)	$143,821		$111,946

Total Debt
Revolving Credit Facility Loans	$—		$—
Term Loan Outstanding	2,210,618		2,215,037
Total Debt	$2,210,618		$2,215,037

Cash Available for Corporate Use(30)
Cash at Parent(31)	$448,979		$421,536
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	70,691		62,607
Other Available Cash	$7,048		$27,587
Total Cash Available for Corporate Use	$526,718		$511,730

Credit Agreement Net Leverage
Total Debt	$2,210,618		$2,215,037
Cash Available (up to $300 million)	300,000		300,000
Net Debt	$1,910,618		$1,915,037
Credit Agreement EBITDA (trailing twelve months)	517,952		510,268
Net Leverage Ratio	3.7	x	3.8	x

LPL Financial Holdings Inc.
Debt Schedule (1)
(Dollars in thousands, except where noted)
(Unaudited)

Credit Facilities	Outstanding	Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility Loans(a)	$—	L+250 bps	—	9/30/2019

Senior Secured Term Loans:
2019 Term Loan A	459,375	L+250 bps	2.93%	9/30/2019
2019 Term Loan B(b)	423,584	L+250 bps	3.25%	3/29/2019
2021 Term Loan B(b)	629,409	L+350 bps	4.25%	3/29/2021
2022 Term Loan B(b)	698,250	L+450 bps	4.75%	11/20/2022
Total / Weighted Average (at current rate)	$2,210,618		3.94%
_____________________

(a)	The Company's Revolving Credit Facility has a borrowing capacity of $400 million

(b)	The Company's Term Loan B Credit Facilities have a LIBOR floor of 75 basis points

LPL Financial Holdings Inc.
Key Business and Financial Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2016	Q4 2015	% Change		Q1 2015	% Change
Advisors
Advisors	14,093	14,054	—%		14,098	—%
Net New Advisors	39	(19)	nm		62	nm
Custom Clearing Service Subscribers(32)	4,177	4,200	(1%)		4,304	(3%)
Annualized commissions revenue per Advisor(33)	$124	$132	(6%)		$149	(17%)
Annualized GDC per Advisor(33)	$215	$224	(4%)		$246	(13%)
Transition assistance loan amortization($ millions)(34)	$11.0	$10.7	3%		$9.1	21%

Employees - period end	3,403	3,410	—%		3,352	2%

Productivity Metrics
Advisory Revenue as a percentage of Advisory Assets, excluding Hybrid RIA assets(35)	1.05%	1.10%	(5	bps)	1.09%	(4	bps)
Annualized Gross Profit / Total Advisory and Brokerage Assets	0.30%	0.27%	3	bps	0.29%	1	bp
Production Retention Rate (YTD Annualized)(36)	97.0%	96.3%	70	bps	97.0%	—
Attachment Rate, excluding Cash Sweep Revenue(37)	27.2%	26.1%	110	bps	25.6%	160	bps
Recurring Revenue Rate	73.7%	73.0%	70	bps	69.2%	450	bps
EBITDA as a percentage of Gross Profit	38.5%	31.1%	740	bps	38.0%	50	bps

Capital Allocation per Share(38) (in millions, except per share data)
Share Repurchases	$25	$250	(90%)		$30	(17%)
Dividends	22	24	(8%)		24	(8%)
Total Capital Allocated	$47	$274	(83%)		54	(13%)
Weighted-average Share Count, Diluted	89.6	95.3	(6%)		98.2	(9%)
Total Capital Allocated per Share	$0.52	$2.88	(82%)		$0.55	(5%)

Endnote Disclosures

(1)
The information presented on pages 8-15 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(2)	GDC, or gross dealer concessions, a non-GAAP measure, is equal to the sum of Commission and Advisory revenues.

(3)
Cash sweep revenue consists of fees from the Company’s cash sweep program, specifically a money market sweep vehicle involving money market fund providers and an insured bank deposit sweep vehicle. Cash sweep revenues are a component of asset-based revenues and are derived from the Company’s Condensed Consolidated Statement of Operations.

(4)
Other asset-based revenues consists of the Company’s sponsorship programs with financial product manufacturers and omnibus processing and networking services, but not including fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company’s Condensed Consolidated Statement of Operations.

(5)	Other consists of interest income as well as Other revenues, as presented on the Company’s Condensed Consolidated Statement of Operations.

(6)
Gross Profit is calculated as net revenues less production expenses. Production expenses consist of the following expense categories from the Company’s condensed consolidated statements of income: (i) commission and advisory and (ii) brokerage, clearing, and exchange. All other expense categories, includes depreciation and amortization, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry.

(7)
Core G&A expenses consists of total operating expenses excluding the following expenses: commission and advisory, regulatory (see FN 8), promotional (see FN 9), employee share-based compensation (see FN 10), other historical adjustments (see FN 11), depreciation and amortization, and brokerage, clearing, and exchange.

(8)	Regulatory charges consist of items that the Company’s management relates to the resolution of regulatory issues (including remediation, restitution, and fines).

(9)
Promotional expenses include costs related to hosting of advisor conferences, business development costs related to recruiting, such as transition assistance, and amortization related to forgivable loans issued to advisors.

(10)
Employee share-based compensation expense represents share-based compensation for equity awards granted to employees, officers, and directors. Such awards are measured based on the grant date fair value and recognized over the requisite service period of the individual awards, which generally equals the vesting period.

(11)
Primarily includes acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning in Q1 2016, these items are included in Core G&A expenses (see FN 7).

(12)
Brokerage assets is a component of Total Brokerage and Advisory Assets (see FN 14) and consist of assets serviced by advisors licensed with the Company’s broker-dealer subsidiary LPL Financial LLC (“LPL Financial”) that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(13)
Advisory assets is a component of Total Brokerage and Advisory Assets (see FN 14) and consists of advisory assets under management on the Company’s corporate advisory platform (see FN 21) and Hybrid RIA assets in advisory accounts custodied at the Company (see FN 20).

(14)
End of period Total Brokerage and Advisory Assets are comprised of assets that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. End of period insured cash account and money market account balances are also included in Total Brokerage and Advisory Assets.

(15)
Insured Cash Account Assets represents advisors’ clients’ accounts balances in an insured bank deposit sweep vehicle at the end of the reporting period. These assets are included in Total Advisory and Brokerage Assets (see FN 14).

(16)
Money Market Account Cash Assets represents advisors’ clients’ accounts balances in money market fund providers at the end of the reporting period. These assets are included in Total Advisory and Brokerage Assets (see FN 14).

(17)
Represents the sum of Insured Cash Account Assets and Money Market Account Cash Assets, which together comprise end of period assets in the Company’s cash sweep program. These assets are included in Total Advisory and Brokerage Assets (see FN 14).

(18)
Net New Advisory Assets consist of funds deposited into new advisory accounts and additional funds deposited into existing advisory accounts that are custodied in the Company's fee-based advisory platforms during the period, and exclude market impact.

(19)	Annualized growth is calculated by dividing Net New Advisory Assets (see FN 18) by end of period advisory assets and multiplying by four.

(20)
The Company serves independent RIAs that conduct their advisory business through separate entities (“Hybrid RIAs”) operating pursuant to the Investment Advisers Act of 1940 or through their respective states' investment advisory licensing rules, rather than through LPL Financial. Advisors associated with Hybrid RIAs pay fees to access the Company’s Hybrid RIA platform for an integrated offering of technology, clearing, compliance, and custody services to Hybrid RIAs. Most financial advisors associated with Hybrid RIAs carry their brokerage license with LPL Financial, although some financial advisors associated with Hybrid RIAs do not carry a brokerage license through LPL Financial. Total Hybrid Platform Assets consist of assets managed or serviced by advisors associated with a Hybrid RIA firm that are custodied, networked, and non-networked with the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include assets managed by Hybrid RIAs that are custodied with a third-party custodian.

(21)	Corporate assets include assets served on the Company’s corporate brokerage and corporate advisory platforms.

(22)
Total Retirement Assets are a component of Total Advisory and Brokerage Assets (see FN 14), and consist of retirement plan assets held in advisory and brokerage accounts that are custodied, networked, and non-networked at the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include additional retirement plan assets serviced by advisors through either LPL Financial or Hybrid RIAs, which assets the Company currently estimates at approximately $121 billion.

(23)	Reflects insured cash account and money market fees quarterly average.

(24)	The Company's production payout ratio is calculated as production expenses (see FN 6), excluding brokerage, clearing, and exchange fees, divided by GDC (see FN 2).

(25)
Production Non-GDC Sensitive Payout, a non-GAAP measure, includes share-based compensation expense from equity awards granted to advisors and financial institutions (see FN 27) and mark-to-market gains or losses on amounts designated by advisors as deferred.

(26)	The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance.

(27)
Advisor share-based compensation expense represents share-based compensation for the stock options and warrants awarded to advisors and financial institutions based on the fair value of the awards at each reporting period.

(28)
Other represents items that were adjusted in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, and employee retention or completion bonuses.

(29)
Credit Agreement EBITDA as presented for Q4 2015 reflects the final amounts for the period as calculated and delivered to the Company's agent under the Credit Agreement and represents a $1 million increase to the amount presented in the Company's Q4 2015 earnings release on February 11, 2016.

(30)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(31)	Parent refers to LPL Holdings, Inc., an intermediate subsidiary of the Company, which is the Borrower under the Credit Agreement.

(32)
Custom Clearing Services subscribers are financial advisors who are affiliated and licensed with insurance companies that receive customized clearing services, advisory platforms, and technology solutions from the Company.

(33)
A simple average advisor count is used to calculate "per advisor" metrics by taking the average advisor count from the current period and sequential period. The calculation uses the average advisor count at the beginning and the end of period, and excludes Custom Clearing Services subscribers (see FN 32).

(34)
Transition assistance consists of payments to newly recruited advisors and financial institutions to assist in the transition process. Smaller advisor practices receive payments that are charged to earnings in the current period, whereas larger advisor practices and financial institutions typically receive transition assistance in the form of forgivable loans or recoverable advances that are generally amortized into earnings over a period of three to five years. Transition assistance loan amortization represents the amortizable amount of forgivable loans or recoverable advances that are charged to earnings in the period presented.

(35)
Based on annualized advisory revenues over corporate advisory assets at the prior quarter's end (corporate advisory assets is defined as total Advisory (see FN 14) less Hybrid Platform Advisory Assets (see FN 20)).

(36)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(37)
Attachment revenue is comprised of asset-based revenues (including revenue from cash sweep programs), transaction and fee revenue, and other revenue. Attachment rate, excluding cash revenue is calculated as attachment revenue (less revenue from cash sweep programs) over total commission and advisory revenues for the quarter.

(38)	Capital allocation per share equals the amount of capital allocated for share repurchases and cash dividends over the diluted weighted average shares outstanding.